EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2003 (except Note 14, as to which the date is March 5, 2003) in the Registration Statement (Form S-1) and the related Prospectus of Point Therapeutics, Inc. for the registration of 8,700,001 shares of its common stock.

/S/    ERNST & YOUNG LLP

Boston, Massachusetts

November 14, 2003